                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Unisys Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
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         was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

                                                       Unisys Corporation
                                                       Unisys Way
[UNISYS LOGO]                                          Blue Bell, PA 19424-0001

March 16, 1999

Dear Fellow Stockholder:

     It is my pleasure to invite you to the Unisys 1999 Annual Meeting of Stockholders. This year's meeting will be held on Thursday, April 29, 1999 at the Park Hyatt Philadelphia at the Bellevue, which is located at Broad and Walnut Streets in Philadelphia, Pennsylvania. The meeting will begin at 9:30 a.m.

     As you will note in the enclosed annual report to stockholders, the company continues to make very strong progress. In 1998 we accelerated revenue growth, more than doubled earnings per share, generated strong cash flow, and exceeded our $1 billion debt reduction target. Equally important, we laid the foundation for future growth by investing in what I see as the three keys to our success -- employees, customers, and reputation. Today, employee morale is soaring, customer satisfaction is up, and our reputation in the marketplace has improved significantly.

     Whether you plan to attend the annual meeting or not, I urge you to take a moment to vote on the items in this year's proxy statement. This year, most stockholders can vote their shares by using the Internet or the telephone. Instructions for using these new services are on your proxy card. Of course, you may also vote your shares by completing, signing, and returning your proxy card. Voting by any of these means only takes a few minutes, and it will ensure that your shares are represented at the meeting.

     I look forward to seeing you at the annual meeting and to reporting on our 1998 achievements and our goals for 1999.

                                          Sincerely,
                                          /s/ Larry A. Weinbach
                                          Lawrence A. Weinbach
                                          Chairman, President and
                                          Chief Executive Officer

                                 [UNISYS LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 29, 1999

     Unisys Corporation will hold its 1999 Annual Meeting of Stockholders at The Park Hyatt Philadelphia at the Bellevue, Broad and Walnut Streets, Philadelphia, Pennsylvania, on Thursday, April 29, 1999 at 9:30 a.m. to:

          1. elect three directors;

          2. ratify the selection of independent auditors for 1999; and

          3. transact any other business properly brought before the meeting.

     Only holders of Unisys Common Stock of record at the close of business on February 22, 1999 will be entitled to vote at the Annual Meeting.

                                          By Order of the Board of Directors,
                                          /s/ Harold S. Barron
                                          Harold S. Barron
                                          Senior Vice President, General Counsel
                                          and Secretary

Blue Bell, Pennsylvania
March 16, 1999

                                   IMPORTANT

YOUR VOTE IS IMPORTANT. THIS YEAR, MOST STOCKHOLDERS WILL HAVE A CHOICE OF VOTING OVER THE INTERNET, BY TELEPHONE, OR BY USING A TRADITIONAL PROXY CARD. PLEASE CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD TO SEE WHICH OPTIONS ARE AVAILABLE TO YOU.

                               TABLE OF CONTENTS

PROXY STATEMENT
  Required Vote.............................................    1
  Voting Procedures and Revocability of Proxies.............    1
ELECTION OF DIRECTORS.......................................    2
  Information Regarding Nominees and Directors..............    2
  Board Meetings............................................    5
  Committees................................................    6
  Corporate Governance Guidelines...........................    6
  Stock Ownership Guidelines................................    7
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS...........    8
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    8
EXECUTIVE COMPENSATION......................................   10
  Summary Compensation Table................................   10
  Option Grants in Last Fiscal Year.........................   11
  Option Exercises and Fiscal Year-End Values...............   11
  Pension Plans.............................................   12
  Employment Agreements.....................................   13
  Change in Control Employment Agreements...................   13
  Indebtedness of Management................................   14
  Compensation of Directors.................................   14
REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION
  COMMITTEE.................................................   15
  Compensation Program and Policies.........................   15
  Base Salary...............................................   15
  Short-Term Incentive Payments.............................   15
  Long-Term Incentive Awards................................   16
  Compensation of the Chief Executive Officer...............   16
  Deductibility of Executive Compensation...................   16
STOCK PERFORMANCE GRAPH.....................................   17
GENERAL MATTERS.............................................   18
  Policy on Confidential Voting.............................   18
  Stockholder Proposals.....................................   18
  Electronic Access to Proxy Materials and Annual Report....   18
  Other Matters.............................................   18

                               UNISYS CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 29, 1999

     The Board of Directors of Unisys Corporation solicits your proxy for use at the 1999 Annual Meeting of Stockholders to be held on April 29, 1999 and at any adjournment(s). At the Annual Meeting, stockholders will be asked to elect directors and to ratify the selection of independent auditors.

     The record date for the Annual Meeting is February 22, 1999. Only holders of record of Unisys Common Stock as of the close of business on the record date are entitled to vote at the meeting. On the record date, 261,653,650 shares of Common Stock were outstanding. The presence, in person or by proxy, of a majority of those shares will constitute a quorum at the meeting.

     This Proxy Statement, the proxy/voting instruction card, and the annual report of Unisys, including 1998 financial statements, are being mailed and made available on the Internet on or about March 16, 1999.

REQUIRED VOTE

     Each share of Unisys Common Stock outstanding on the record date is entitled to one vote on each matter to be voted upon. Directors will be elected by a plurality of the votes cast (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. Ratification of the selection of independent auditors will require the affirmative vote of a majority of shares present, in person or by proxy, and entitled to vote. Abstentions will be included in the vote totals for this matter, and therefore will have the same effect as a negative vote; broker non-votes will not be included in the vote totals and therefore will have no effect on the vote.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

     Your vote is important. Shares may be voted at the Annual Meeting only if you are present in person or represented by proxy. Most stockholders have a choice of voting (a) by completing a proxy/voting instruction card and mailing it in the postage-paid envelope provided, (b) over the Internet, or (c) by telephone using a toll-free telephone number. Check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you and to obtain the applicable web site or telephone number. Please be aware that if you vote over the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, for which you will be responsible.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities by use of a control number, to allow stockholders to give their voting instructions, and to confirm that stockholders' instructions have been recorded properly. The Company has been advised by counsel that the telephone and Internet voting procedures are consistent with the requirements of applicable law.

     You may revoke your proxy at any time before it is exercised by writing to the Secretary of Unisys, by timely delivery of a properly executed later-dated proxy (including an Internet or telephone vote), or by voting in person at the meeting.

     The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the meeting.

     If you properly complete and return your proxy, and do not revoke it, the proxy holders will vote your shares in accordance with your instructions. If your properly completed proxy gives no instructions, the proxy holders will vote your shares FOR the election of directors, FOR the selection of independent auditors and in their discretion on any other matters that properly come before the Annual Meeting.

     If you are a participant in the Unisys Savings Plan, the proxy/voting instruction card will serve as voting instructions to the plan trustee for any whole shares of Unisys Common Stock credited to your account as of February 22, 1999. The trustee will vote those shares in accordance with your instructions if it receives your completed proxy by April 23, 1999. If the proxy is not timely received, or if you give no instructions on a matter to be voted upon, the trustee will vote the shares credited to your account in the same proportion as it votes those shares for which it received proper instructions from other participants.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of ten members, divided into three classes. One class of directors is elected each year to hold office for a three-year term. The three directors whose terms expire in 1999, J.P. Bolduc, James J. Duderstadt, and Kenneth A. Macke, have been nominated for reelection. The remaining seven directors will continue to serve as set forth below. Each of the nominees has agreed to serve as a director if elected, and Unisys believes that each nominee will be available to serve. However, the proxy holders have discretionary authority to cast votes for the election of a substitute should any nominee not be available to serve as a director.

INFORMATION REGARDING NOMINEES AND DIRECTORS

     The names and ages of the nominees and directors, their principal occupations and employment during the past five years, and other data regarding them are as follows.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

[BOLDUC PHOTO]
                  J. P. BOLDUC
                  Mr. Bolduc, 59, is Chairman and Chief Executive Officer of JPB Enterprises, Inc., a merchant banking, venture capital, and real estate investment holding company with interests in the food, beverage, real estate, retail, and manufacturing industries. He previously served in the positions of Vice Chairman, Chief Operating Officer, President and Chief Executive Officer of W. R. Grace & Co., a specialty chemicals and health care company, from 1986 to 1995. He is a Director of Brothers Gourmet Coffees, Inc., Marshall & Ilsley Corporation, Proudfoot PLC, and Sundstrand Corporation. He has served as a Director of Unisys since 1992 and is a member of the Finance Committee and the Nominating Committee of the Board of Directors.

[DUDERSTADT PHOTO]
                  JAMES J. DUDERSTADT
                  Dr. Duderstadt, 56, is President Emeritus and University Professor of Science and Engineering at the University of Michigan. He is a Director of CMS Energy Corporation. He has served as a Director of Unisys since 1990 and is a member of the Audit Committee and the Nominating Committee of the Board of Directors.

[MACKE PHOTO]
                  KENNETH A. MACKE
                  Mr. Macke, 60, is General Partner of Macke Partners, a venture capital firm. He previously served as Chairman and Chief Executive Officer of Dayton Hudson Corporation, a general merchandise retailer, from 1984 to 1994. He is a Director of Fingerhut Companies, Inc., General Mills, Inc., and Select Comfort Corporation. He has served as a Director of Unisys since 1989 and is a member of the Corporate Governance and Compensation Committee and the Nominating Committee of the Board of Directors.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             TERM EXPIRING IN 2000

[FOSLER PHOTO]
                  GAIL D. FOSLER
                  Ms. Fosler, 51, is Senior Vice President and Chief Economist of The Conference Board, a business-sponsored, nonprofit research organization. She is a Director of H. B. Fuller Company and a Trustee of the John Hancock Mutual Funds. She has served as a Director of Unisys since 1993 and is a member of the Finance Committee and the Nominating Committee of the Board of Directors.

[GOODES PHOTO]
                  MELVIN R. GOODES
                  Mr. Goodes, 63, is a Director and Chairman and Chief Executive Officer of Warner-Lambert Company, a diversified worldwide health care, pharmaceutical, and consumer products company. He is a Director of Ameritech Corporation and Chase Manhattan Corporation. He has served as a Director of Unisys since 1987 and is a member of the Corporate Governance and Compensation Committee and the Nominating Committee of the Board of Directors.

[HUSTON PHOTO]
                  EDWIN A. HUSTON
                  Mr. Huston, 60, is Senior Executive Vice President-Finance and Chief Financial Officer of Ryder System, Inc., an international highway transportation services company. He has served as a Director of Unisys since 1993 and is a member of the Corporate Governance and Compensation Committee and the Nominating Committee of the Board of Directors.

[McCLEMENTS PHOTO]
                  ROBERT MCCLEMENTS, JR.
                  Mr. McClements, 70, is a retired Chairman, President and Chief Executive Officer of Sun Company, Inc., a diversified energy company. He is a Director of Bethlehem Steel Corporation. He has served as a Director of Unisys since 1991 and is a member of the Audit Committee and the Nominating Committee of the Board of Directors.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             TERM EXPIRING IN 2001

[DUQUES PHOTO]
                  HENRY C. DUQUES
                  Mr. Duques, 55, is a Director and Chairman and Chief Executive Officer of First Data Corporation, an electronic payments and information management company. He is a Director of theglobe.com, inc. He has served as a Director of Unisys since February 1998 and is a member of the Finance Committee and the Nominating Committee of the Board of Directors.

[MARTIN PHOTO]
                  THEODORE E. MARTIN
                  Mr. Martin, 59, is a retired President and Chief Executive Officer of Barnes Group Inc., a manufacturer and distributor of automotive and aircraft components and maintenance products. He has also held the position of Executive Vice President-Operations of that company. He is a Director of Ingersoll-Rand Company and RJR Nabisco Holdings Corp. He has served as a Director of Unisys since 1995 and is a member of the Audit Committee and the Nominating Committee of the Board of Directors.

[WEINBACH PHOTO]
                  LAWRENCE A. WEINBACH
                  Mr. Weinbach, 59, is Chairman of the Board, President and Chief Executive Officer of Unisys. He previously served in the position of Managing Partner-Chief Executive of Andersen Worldwide, a global professional services organization. He has served as a Director of Unisys since 1997.

BOARD MEETINGS

     The Board of Directors held seven meetings in 1998. During 1998, all directors attended at least 75 percent of the meetings of the Board of Directors and standing Committees on which they served.

COMMITTEES

     The Board of Directors has a standing Audit Committee, Corporate Governance and Compensation Committee, and Nominating Committee.

     The Audit Committee reviews compliance with Company policies, reviews internal control procedures, recommends to the Board of Directors the firm of independent auditors to serve the Company, reviews the scope, fees and results of the audit by the independent auditors, and reviews the internal audit organization and annual audit plan. The Audit Committee held four meetings in 1998. Its members are Dr. Duderstadt, Mr. Martin, and Mr. McClements.

     The Corporate Governance and Compensation Committee oversees the Company's corporate governance, the Company's executive management structure, the compensation-related policies and programs involving the Company's executive management, and the level of compensation and benefits of officers and key employees. It also oversees the Company's diversity programs. The Corporate Governance and Compensation Committee held seven meetings in 1998. Its members are Mr. Goodes, Mr. Huston, and Mr. Macke.

     The Nominating Committee identifies and reviews candidates and recommends to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Unisys Corporation, Unisys Way, Blue Bell, Pennsylvania 19424. If a stockholder intends to make a nomination at an annual meeting, the Company's bylaws require that the stockholder deliver a notice to the Company not less than 90 days prior to the meeting setting forth (i) the name, age, business and residence addresses of each nominee, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of Unisys capital stock beneficially owned by each nominee,
(iv) a statement that the nominee is willing to be nominated, and (v) any other information concerning each nominee that would be required by the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of the nominee. The Nominating Committee held three meetings in 1998. All directors other than Mr. Weinbach are members of the Nominating Committee.

     The Board has also designated a standing Finance Committee and may establish other committees from time to time.

CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors has adopted Guidelines on Significant Corporate Governance Issues. Among other matters, these Guidelines cover the following:

          1. A majority of the Board of Directors should be independent directors. Interlocking directorships should be avoided, and directors should not, except in rare circumstances approved by the Board, draw any consulting, legal or other fees from the Company. The independence of outside directors is reviewed annually by the Corporate Governance and Compensation Committee.

          2. Membership on the Audit, Corporate Governance and Compensation, and Nominating Committees is limited to outside directors.

           3. Directors may not stand for election after age 70 or continue to serve beyond age 72.

           4. Directors should offer their resignations upon a change in position, including retirement, from the position they held when they were elected to the Board. In addition, if the Company's chief executive officer resigns from that position, he is expected to offer his resignation from the Board at the same time.

           5. The Nominating Committee is responsible for determining the appropriate skills and characteristics required of Board members and will consider issues of diversity, age, and skills in its assessment of the needs of the Board. The Corporate Governance and Compensation Committee maintains an orientation program for new directors.

           6. The Corporate Governance and Compensation Committee is responsible for providing an annual assessment of the Board's performance and of its contribution as a whole.

           7. The outside directors have the opportunity to meet in executive session, apart from the chief executive officer and other members of management, at any time. Either the outside director serving as the chairman of the Corporate Governance and Compensation Committee or the outside director serving as the chairman of the Finance Committee assumes the responsibility of chairing such meetings.

           8. The outside directors meet annually in executive session to review the performance of the chief executive officer. The evaluation is led by the Corporate Governance and Compensation Committee and is based on objective criteria, including performance of the business, accomplishment of long-term strategic objectives, and development of management. The evaluation is used by the Corporate Governance and Compensation Committee in its consideration of the compensation of the chief executive officer.

           9. The chief executive officer is expected to provide an annual report on succession planning to the Corporate Governance and Compensation Committee.

          10. Board members have complete access to Unisys management. Members of senior management who are not Board members regularly attend Board meetings, and the Board encourages senior management, from time to time, to bring into Board meetings other managers who can provide additional insights into the matters under discussion.

STOCK OWNERSHIP GUIDELINES

     In 1998, the Board established stock ownership guidelines for both directors and executive officers in order to more closely link their interests with those of stockholders. Under the guidelines, directors are expected to own, within a five-year period, Unisys stock or stock units having a value equal to four times their annual retainer. Executive officers are expected to own stock or stock units having a value equal to a multiple of base salary as follows: chief executive officer -- four times; executive and senior vice presidents -- two times; vice presidents -- one times. They have either three or five years to achieve the minimum levels, depending on the date they became an executive officer. Restricted shares and stock options, including vested stock options, do not count toward fulfillment of the ownership guidelines.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP as independent auditors to audit the Company's books and accounts for the year ending December 31, 1999 and recommends ratification of this selection by the stockholders. Ernst & Young LLP has served as independent auditors for Unisys since the merger of Burroughs Corporation and Sperry Corporation in 1986, having previously served in that capacity for Sperry Corporation. Its representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions asked by stockholders.

     The Board of Directors considers Ernst & Young LLP to be well qualified to serve as the independent auditors for Unisys. If, however, stockholders do not ratify the selection of Ernst & Young LLP, the Board will reconsider the appointment.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 1999. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

         SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Shown below is information with respect to persons or groups that beneficially own more than five percent of Unisys Common Stock. This information is derived from Schedules 13G filed by such persons or groups in February 1999.

NAME AND ADDRESS OF                                           NUMBER OF SHARES    PERCENT
BENEFICIAL OWNER                                              OF COMMON STOCK     OF CLASS
-------------------                                           ----------------    --------
FMR Corp. ..................................................     38,711,613(1)     14.976
Edward C. Johnson 3d
Abigail P. Johnson
Fidelity Management & Research Company
82 Devonshire Street, Boston, MA 02109
Tiger Management L.L.C. ....................................     16,079,100(2)        6.3
Tiger Performance L.L.C.
Julian H. Robertson, Jr.
101 Park Avenue, New York, NY 10178
AIM Management Group, Inc. .................................     13,660,472(2)       5.37
AMVESCAP Group Services, Inc.
AMVESCAP PLC
AVZ, Inc.
INVESCO (NY) Asset Management, Inc.
INVESCO Capital Management, Inc.
INVESCO Funds Group, Inc.
INVESCO Management & Research, Inc.
INVESCO North American Holdings, Inc.
INVESCO Realty Advisers, Inc.
INVESCO, Inc.
11 Devonshire Square, London EC2M 4YR, England

---------------
(1) Of the shares shown, 3,281,218 represent shares issuable upon conversion of the Company's convertible debt securities and preferred stock. Sole dispositive power has been reported for 38,711,613 shares. Sole voting power has been reported for 1,853,954 shares.

(2) Shared voting power and shared dispositive power have been reported for all shares shown.

     Shown below are the number of shares of Unisys Common Stock (or stock units) beneficially owned as of March 1, 1999, by all directors and nominees, each of the executive officers named on page 10, and all directors and executive officers of Unisys as a group. No individual or group named below beneficially owns more than one percent of the outstanding shares of Unisys Common Stock.

                                                                        ADDITIONAL SHARES OF
                                               NUMBER OF SHARES         COMMON STOCK DEEMED
BENEFICIAL OWNER                             OF COMMON STOCK(1)(2)    BENEFICIALLY OWNED(1)(3)
----------------                             ---------------------    ------------------------
J. P. Bolduc...............................           11,888                        --
Robert H. Brust............................           76,298                    66,250
James J. Duderstadt........................           10,150                        --
Henry C. Duques............................            1,441                        --
Gail D. Fosler.............................           22,866                        --
Gerald A. Gagliardi........................           58,191                    56,250
George R. Gazerwitz........................           58,790                    60,000
Melvin R. Goodes...........................           11,116                        --
Edwin A. Huston............................           11,150                        --
Kenneth A. Macke...........................           37,257                        --
Theodore E. Martin.........................           17,950                        --
Robert McClements, Jr......................           17,416                        --
Lawrence C. Russell........................           70,848                   287,500
Lawrence A. Weinbach.......................          254,670                   312,500
All directors and executive officers as
  a group..................................          953,339                 1,349,951

---------------

(1) Includes shares reported by directors and executive officers as held directly or in the names of spouses, children or trusts as to which beneficial ownership may have been disclaimed.

(2) Includes shares held under the Unisys Savings Plan, a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code, as follows: Mr. Brust, 1,071; Mr. Gagliardi, 599; Mr. Gazerwitz, 1,653; Mr. Russell, 8; Mr. Weinbach, 27; executive officers as a group, 6,762. With respect to such shares, plan participants have authority to direct voting. Also includes restricted shares, which may be voted but may not be sold or pledged, as follows: Mr. Brust, 75,000; Mr. Weinbach, 84,881; executive officers as a group, 159,881. Also includes stock units deferred under the Deferred Compensation Plan For Executives of Unisys Corporation as follows: Mr. Gagliardi, 8,000; Mr. Gazerwitz, 13,000; executive officers as a group, 163,109. Deferred stock units are payable in shares of Unisys common stock upon termination of employment or any date at least five years after the deferral. They may not be voted. Also includes Stock Units, as described on page 14, for directors as follows: Mr. Bolduc, 8,888; Dr. Duderstadt, 9,100; Mr. Duques, 1,441; Ms. Fosler, 7,716; Mr. Goodes, 10,916; Mr. Huston, 10,150; Mr. Macke, 36,057; Mr. Martin, 17,950; Mr. McClements, 17,416.

(3) Shares shown are shares subject to options exercisable within 60 days following March 1, 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation paid to the chief executive officer and the other four most highly compensated executive officers of Unisys in 1998 (the "Named Officers"), for services rendered in all capacities to Unisys for 1998, 1997 and 1996.

                                                                                     LONG-TERM COMPENSATION
                                                                          ---------------------------------------------
                          ANNUAL COMPENSATION                                     AWARDS                  PAYOUTS
-----------------------------------------------------------------------   -----------------------   -------------------
                                                                OTHER     RESTRICTED   SECURITIES
                                                               ANNUAL       STOCK      UNDERLYING    LTIP     ALL OTHER
                                                               COMPEN-     AWARD(S)     OPTIONS/    PAYOUTS    COMPEN-
           NAME AND                   SALARY(1)   BONUS(1)    SATION(2)      (3)        SARS(4)       (4)     SATION(5)
      PRINCIPAL POSITION        YEAR     ($)         ($)         ($)         ($)          (#)         ($)        ($)
      ------------------        ----  ---------   ---------   ---------   ----------   ----------   -------   ---------
Lawrence A. Weinbach(6).......  1998  1,200,000   1,800,000   1,332,709          --      250,000      --       161,800
  Chairman, President and       1997    327,692   1,992,000     766,742   2,058,364    1,000,000      --            --
  Chief Executive Officer

Gerald A. Gagliardi...........  1998    450,000     270,000       9,333          --       75,000      --           800
  Executive Vice President      1997    426,669     194,000      61,788          --       60,000      --        87,310
                                1996    397,504     205,000       8,198     594,000       60,000      --        25,140

George R. Gazerwitz...........  1998    435,674     325,000       6,020          --      100,000      --        60,790
  Executive Vice President      1997    350,004     256,000      65,506          --       60,000      --        85,116
                                1996    283,554     145,000          --     472,928       50,000      --        15,616

Lawrence C. Russell...........  1998    450,000     270,000      11,087          --      100,000      --       100,800
  Executive Vice President      1997    450,000     216,000      12,095          --       60,000      --       260,900
                                1996    450,000     270,000     163,575     682,103       60,000      --            --

Robert H. Brust(7)............  1998    395,840     275,000      20,836          --       65,000      --           800
  Senior Vice President         1997    320,313     216,000     186,566     867,188      100,000      --        54,250
  and Chief Financial Officer

---------------

(1) Amounts shown include compensation deferred under the Unisys Savings Plan or the Deferred Compensation Plan for Executives of Unisys Corporation.

(2) Amounts shown for Mr. Weinbach for 1998 are tax reimbursements and personal benefits, including $42,461 for relocation. All amounts shown for the other Named Officers for 1998 are tax reimbursements.

(3) Amounts shown are the dollar value of restricted stock awards based on the closing market price of Unisys Common Stock on the date of grant. At December 31, 1998, the number and value of restricted share holdings for each of the Named Officers were as follows: Mr. Weinbach - 84,881 shares, $2,923,089; Mr. Gagliardi - 80,000 shares, $2,755,000; Mr.
    Gazerwitz - 65,000 shares, $2,238,438; Mr. Russell - 90,947 shares, $3,131,987; Mr. Brust - 75,000 shares, $2,582,813. Mr. Weinbach was originally awarded 169,762 restricted shares in 1997, of which 84,881 shares were vested at December 31, 1998. The remaining shares will vest in two installments, on September 23, 1999 and September 23, 2000. Mr. Brust's 1997 restricted stock award will vest on March 1, 2000. The restricted stock awards to the other Named Officers vested on March 1, 1999.

(4) Although the Company's long-term incentive plan permits grants of free-standing stock appreciation rights and the payment of performance awards, no such grants or payments were made to any of the Named Officers during the years presented.

(5) Amounts shown for 1998 for all Named Officers include $800 in Company matching contributions under the Unisys Savings Plan. Amounts shown for Mr. Weinbach and Mr. Gazerwitz for 1998 also include the full amount of premiums paid by Unisys for life insurance under split-dollar arrangements. Amount shown for Mr. Russell for 1998 also includes $100,000 in respect of the incentive forfeiture payments referred to on page 13.

(6) Mr. Weinbach joined Unisys in September 1997.

(7) Mr. Brust joined Unisys in February 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information on grants of stock options during 1998 to the Named Officers. No stock appreciation rights were granted during 1998.

                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                  ASSUMED ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION
                             INDIVIDUAL GRANTS                                      FOR OPTION TERMS(1)
----------------------------------------------------------------------------   -----------------------------
                             NUMBER OF       % OF
                             SECURITIES     TOTAL
                             UNDERLYING    OPTIONS     EXERCISE
                              OPTIONS     GRANTED TO   OR BASE
                             GRANTED(2)   EMPLOYEES    PRICE(3)   EXPIRATION
           NAME                 (#)        IN 1998      ($/SH)     DATE(4)     0%($)     5%($)      10%($)
           ----              ----------   ----------   --------   ----------   -----   ---------   ---------
Lawrence A. Weinbach.......   250,000        4.7       22.7188     4/22/08      --     3,578,211   8,746,738
Gerald A. Gagliardi........    75,000        1.4       22.7188     4/22/08      --     1,073,463   2,624,021
George R. Gazerwitz........   100,000        1.9       22.7188     4/22/08      --     1,431,284   3,498,695
Lawrence C. Russell........   100,000        1.9       22.7188     4/22/08      --     1,431,284   3,498,695
Robert H. Brust............    65,000        1.2       22.7188     4/22/08      --       930,335   2,347,988

---------------

(1) Illustrates value that might be realized upon exercise of options immediately prior to the expiration of their term, assuming specified annual rates of appreciation on Unisys Common Stock over the term of the options. Assumed rates of appreciation are not necessarily indicative of future stock performance.

(2) Options were granted on April 22, 1998. Options become exercisable in four equal annual installments, beginning one year after the date of grant. Options become immediately exercisable in the event of a change in control (as defined in the long-term incentive plan).

(3) The exercise price per share is the fair market value (calculated as the average of the high and low sales prices reported on the Composite Tape for New York Stock Exchange Listed Companies) of a share of Unisys Common Stock on the date of grant. Options may be exercised with cash and/or with other shares of Unisys Common Stock or with any other form of consideration permitted by the Corporate Governance and Compensation Committee.

(4) The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to option exercises during 1998 and unexercised stock options held by the Named Officers at December 31, 1998.

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS AT                    OPTIONS AT
                              SHARES                       DECEMBER 31, 1998           DECEMBER 31, 1998(1)
                             ACQUIRED       VALUE                 (#)                           ($)
                            ON EXERCISE   REALIZED    ---------------------------   ---------------------------
           NAME                 (#)          ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   ---------   -----------   -------------   -----------   -------------
Lawrence A. Weinbach......     --            --         250,000       1,000,000      5,664,050     19,921,825
Gerald A. Gagliardi.......   108,459      1,187,128          --         157,500             --      3,174,841
George R. Gazerwitz.......   196,483      2,538,381       3,750         177,500        103,828      3,323,120
Lawrence C. Russell.......     --            --         232,500         237,500      6,647,344      5,078,901
Robert H. Brust...........     --            --          25,000         140,000        692,188      2,838,278

---------------

(1) Difference between the closing price reported on the Composite Tape for New York Stock Exchange Listed Companies for Unisys Common Stock at December 31, 1998 and the exercise price.

PENSION PLANS

     The table below shows the aggregate annual amounts at age 65 that would be received from the Unisys Pension Plan (the "Pension Plan"), the Supplemental Executive Retirement Plan (the "Supplemental Plan"), and the Elected Officer Pension Plan (the "Officer Plan").

     The Pension Plan and Supplemental Plan generally are available to all employees located in the United States. The Officer Plan is available to officers, including the Named Officers, who satisfy certain minimum service requirements. The aggregate pension amount payable under the Officer Plan is offset by benefits paid under the Pension Plan, the Supplemental Plan and any applicable subsidiary plan. The amounts shown in the table are computed on a single life annuity basis and are subject to a reduction equal to 50% of the participant's primary social security benefit.

                                                 YEARS OF SERVICE
     ASSUMED FINAL       -----------------------------------------------------------------
  AVERAGE COMPENSATION      5          10         15         20         25      30 OR MORE
  --------------------   --------   --------   --------   --------   --------   ----------
       $  200,000        $ 40,000   $ 80,000   $ 90,000   $100,000   $110,000   $  120,000
          300,000          60,000    120,000    135,000    150,000    165,000      180,000
          400,000          80,000    160,000    180,000    200,000    220,000      240,000
          500,000         100,000    200,000    225,000    250,000    275,000      300,000
          600,000         120,000    240,000    270,000    300,000    330,000      360,000
          700,000         140,000    280,000    315,000    350,000    385,000      420,000
          800,000         160,000    320,000    360,000    400,000    440,000      480,000
          900,000         180,000    360,000    405,000    450,000    495,000      540,000
        1,000,000         200,000    400,000    450,000    500,000    550,000      600,000
        1,100,000         220,000    440,000    495,000    550,000    605,000      660,000
        1,200,000         240,000    480,000    540,000    600,000    660,000      720,000
        1,300,000         260,000    520,000    585,000    650,000    715,000      780,000
        1,400,000         280,000    560,000    630,000    700,000    770,000      840,000
        1,500,000         300,000    600,000    675,000    750,000    825,000      900,000
        1,600,000         320,000    640,000    720,000    800,000    880,000      960,000
        1,700,000         340,000    680,000    765,000    850,000    935,000    1,020,000

     Final Average Compensation generally corresponds to the amounts shown in the Summary Compensation Table under the headings Salary and Bonus. However, Final Average Compensation is calculated using the individual's highest 60 consecutive months of compensation out of the final 120 months of employment and thus will differ somewhat from the amounts shown in the Summary Compensation Table. Final Average Compensation for the eligible Named Officers as of March 1, 1999 is as follows: G. A. Gagliardi - $520,966; G. R. Gazerwitz - $491,969; L.
C. Russell - $691,800; R. H. Brust - $636,909. Full years of credited service under the pension plans for the eligible Named Officers as of March 1, 1998 are as follows: G. A. Gagliardi - 27 years; G. R. Gazerwitz - 17 years; L. C. Russell - 3 years; R. H. Brust - 1 year.

     Pursuant to the employment agreement described below, Lawrence A. Weinbach is vested in an annual pension benefit as follows: 0-3 years of service - $350,000; 4 years - $570,000; 5 years - $710,000; 6 years - $860,000;
7 or more years - $1,000,000.

EMPLOYMENT AGREEMENTS

     On September 23, 1997, the Company entered into a five-year employment agreement with Lawrence A. Weinbach, covering the terms and conditions of Mr. Weinbach's employment as Chairman of the Board, President and Chief Executive Officer. The agreement provides for a minimum base salary of $1,200,000 per year, subject to annual review by the Corporate Governance and Compensation Committee, and eligibility for an annual bonus award at a target bonus level of not less than 100% of base salary. The actual bonus payable, if any, is to be determined by the Corporate Governance and Compensation Committee in its sole discretion, except that, for the 1998 and 1999 award years, Mr. Weinbach is guaranteed a minimum bonus equal to 100% of the base salary paid to him in that year. Mr. Weinbach is eligible to participate in the benefit programs generally made available to executive officers, is entitled to the pension benefits discussed above, and is eligible to receive stock option and other long-term incentive awards under the Company's long-term incentive plan. If Mr. Weinbach's employment is terminated under certain circumstances, the agreement provides for him to receive continued payment of his base salary for the remainder of the term (but in no event less than one year's base salary) and, for the one-year period following the date of termination, a bonus in an amount equal to his target bonus percentage times the base salary paid during such period. He will also be entitled to continued medical and dental coverage through the remaining term of the agreement, full vesting in outstanding awards under the long-term incentive plan, and one additional year of service for pension purposes. Salary continuation amounts paid to Mr. Weinbach after two years from the date of employment termination will be reduced by the amount of any cash compensation he receives for services rendered to any entity other than Unisys. Mr. Weinbach is also party to a change in control agreement with the Company, as described below. He is not entitled to receive duplicate payments under the change in control agreement and his employment agreement.

     Effective November 1995, the Company entered into a three-year employment agreement with Lawrence C. Russell, covering the terms and conditions of his employment as Executive Vice President of Unisys and President of Unisys Information Services. Under the agreement, Mr. Russell was entitled to an annual base salary of $450,000 and was eligible for an annual bonus at a target of not less than 60% of base salary. The agreement provided that the actual bonus amount could vary from zero to 150% of target. The agreement expired in accordance with its terms in November 1998. As part of Mr. Russell's continued employment with the Company, he will be entitled under the original contract to receive two payments of $100,000 each in 1999 and 2000, to compensate him for the value of incentives forfeited from his previous employment.

CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

     The Company has entered into change in control employment agreements with its executive officers including the Named Officers. The agreements are intended to retain the services of these executives and provide for continuity of management in the event of any actual or threatened change in control. A change in control is generally defined as (i) the acquisition of 20% or more of Unisys Common Stock, (ii) a change in the majority of the Board of Directors unless approved by the incumbent directors (other than as a result of a contested election), and (iii) certain reorganizations, mergers, consolidations, liquidations or dissolutions. Each agreement has a term ending on the third anniversary of the date of the change in control. These agreements, which are the same in substance for each executive, provide that in the event of a change in control each executive will have specific rights and receive certain benefits. Those benefits include the right to continue in the Company's employ during the term, performing comparable duties to those being performed immediately prior to the change in control and at compensation and benefit levels that are at least equal to the compensation and benefit levels in effect immediately prior to the change in control. Upon a termination of employment under certain circumstances following a change in control, the terminated executive will be entitled to receive special termination benefits, including a lump sum payment equal to three years base salary and bonus and the actuarial value of the pension benefit the executive would have accrued had the executive remained employed for three years following the termination date. The special termination benefits are payable if the Company terminates the executive without cause, the executive terminates employment for certain enumerated reasons (including a reduction in the executive's compensation or responsibilities or a change in the executive's job location), or the executive voluntarily terminates employment for any reason during the 30-day period following the first anniversary of the date of the change in control. If any payment or distribution by the Company to the executive is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive is entitled to receive a payment on an after-tax basis equal to the excise tax imposed. The executive is under no obligation to mitigate amounts payable under these agreements, and to the extent the executive has a separate employment agreement with the Company with conflicting rights, the executive is allowed the greater entitlement.

INDEBTEDNESS OF MANAGEMENT

     In 1996, the Company made a four-year, interest-free loan to Lawrence C. Russell. The loan was made in connection with his purchase of a principal residence upon relocation and is secured by a first mortgage. At March 1, 1999 the principal amount outstanding was $141,500. The maximum amount outstanding during the period between January 1, 1998 and March 1, 1999 was $212,250.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors receive an annual retainer of $35,000, an annual attendance fee of $10,000 for regularly scheduled Board and Committee meetings, and a meeting fee of $1,000 for attendance at each Board and Committee meeting held on other than a regularly scheduled meeting day. The annual retainer and annual meeting fee are paid in monthly installments, with 50% of each installment paid in cash and 50% in the form of common stock equivalent units ("Stock Units"). The value of each Stock Unit at any point in time is equal to the value of one share of Unisys Common Stock. Stock Units are recorded in a memorandum account maintained for each director. A director's Stock Unit account is payable upon termination of service, or at any date at least five years after the Stock Units are awarded, in either cash or common stock at the election of the director. Directors do not have the right to vote with respect to any Stock Units. Directors also have the opportunity to defer until termination of service, or until any date at least five years after the deferral, all or a portion of their cash fees. Any deferred cash amounts, and earnings or losses thereon, are recorded in a memorandum account maintained for each director. The right to receive future payments of Stock Unit accounts and deferred cash accounts is an unsecured claim against the Company's general assets. Directors who are employees of the Company do not receive any cash or Stock Units for their services as directors.

         REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE

COMPENSATION PROGRAM AND POLICIES

     The Company's executive compensation program is administered by the Corporate Governance and Compensation Committee (the "Committee"). In this capacity, the Committee reviews compensation levels of elected officers, evaluates performance, considers management succession and related matters, and administers the Company's incentive plans, including the Executive Variable Compensation Plan (the "EVC Plan") and the 1990 Unisys Long-Term Incentive Plan (the "LTIP").

     The Company's executive compensation program is designed to attract and retain executives responsible for the Company's long-term success, to reward executives for achieving both financial and strategic company goals, to align executive and stockholder interests through long-term, equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. As a result, a substantial portion of each executive's total compensation is intended to be variable and to be tied closely to the achievement of specific business objectives and corporate financial goals, as well as the attainment of the executive's individual performance objectives. The Company's executive compensation program also takes into account the compensation practices of companies with whom Unisys competes for executive talent. These companies (the "peer companies") include the principal companies included in the peer group indices in the Performance Graph on page 17 of this Proxy Statement and additional companies in various industries.

     The three key components of the Company's executive compensation program for 1998 were base salary, short-term incentive payments, and long-term incentive awards in the form of stock options. Overall compensation is intended to be competitive for comparable positions at the peer companies.

     The Company's policies with respect to each of the elements of its executive compensation program, as well as the basis for the compensation awarded to the chief executive officer, are discussed below.

BASE SALARY

     Each executive's base salary is initially determined with reference to competitive pay practices and is dependent upon the executive's level of responsibility and experience. The Committee uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically, and increases are made based on the Committee's subjective assessment of individual performance, as well as the factors discussed above.

SHORT-TERM INCENTIVE PAYMENTS

     For 1998, all of the Company's executive officers participated in the EVC Plan. This plan's stated purpose is to motivate and reward elected officers and other key executives for the attainment of individual and/or corporate performance goals. Under the plan, the Committee has the discretion to determine the conditions (including performance objectives) applicable to annual award payments and the amounts of such awards. With respect to executives other than Mr. Weinbach, awards under the plan for 1998 were generally determined as follows.

     Early in 1998, executives were assigned target award amounts for the year, which were typically stated as a percentage of base salary (ranging, in the case of elected officers other than the chief executive officer, from 45% to 60%). Performance goals were also established based upon the financial performance of Unisys (generally, achievement of pre-established revenue, profit, and cash flow objectives) and upon individual performance objectives. Actual award amounts could range from zero to 150% of target, depending upon the Committee's assessment of the Company's achievement of its overall global business goals and the individual's performance, including cooperation in achieving corporate-wide results. In 1998, the Company met the performance goals established for the year. Awards paid for 1998 reflected these results plus individual accomplishments.

LONG-TERM INCENTIVE AWARDS

     Under the LTIP, stock options may be granted to the Company's executive officers and other key employees. The size of stock option awards is based primarily on the individual's responsibilities with Unisys. The Committee does not determine the size of such awards by reference to the amount or value of stock options currently held by an executive officer.

     Stock options are designed to align the interests of executives with those of stockholders. Stock options are granted with an exercise price equal to the average market price of Unisys Common Stock on the date of grant, and current grants vest over four years. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized unless the price of the Common Stock rises over a number of years.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Lawrence A. Weinbach became the Company's Chairman, President and Chief Executive Officer on September 23, 1997. In connection with his employment, the Company entered into the employment agreement described at page 13. Under the employment agreement, Mr. Weinbach is entitled to a base salary at the rate of $1,200,000 per year and, for 1998 and 1999, is guaranteed a minimum annual bonus equal to 100% of the base salary paid to him in that year. In light of the Company's strong 1998 financial performance, as well as significant improvements in customer and employee satisfaction and the Company's reputation in the market place under Mr. Weinbach's leadership, the Committee awarded Mr. Weinbach a bonus of $1,800,000, or 150% of base salary, for 1998. In 1998, Mr. Weinbach also was granted the stock options described on page 11.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit on the amount of compensation that may be deducted by the Company with respect to each Named Officer employed as of the last day of the applicable year. The limitation does not apply to compensation based on the attainment of objective performance goals. The Committee has considered the impact of the deduction limitation and has determined that it is not in the best interests of the Company or its stockholders to base compensation solely on objective performance criteria. Rather, the Committee believes that it should retain the flexibility to base compensation on its subjective evaluation of performance as well as on the attainment of objective goals.

Corporate Governance and Compensation Committee

     Melvin R. Goodes            Edwin A. Huston           Kenneth A. Macke

                            STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on Unisys Common Stock during the five fiscal years ended December 31, 1998 with the cumulative total return on the Standard & Poor's 500 Stock Index, the Standard & Poor's Computers (Hardware) Index and the Standard & Poor's Computers (Software and Services) Index. The comparison assumes $100 was invested on December 31, 1993 in Unisys Common Stock and in each of such indices and assumes reinvestment of dividends.

[Unisys Corporation Performance Graph]

                                         UNISYS CORPORATION          S&P 500                                    S&P COMPUTERS
                                         ------------------          -------             S&P COMPUTERS           (SOFTWARE &
                                                                                           (HARDWARE)             SERVICES)
                                                                                         -------------          -------------
'1993'                                         100.00                 100.00                 100.00                 100.00
'1994'                                          68.00                 101.00                 129.00                 118.00
'1995'                                          44.00                 139.00                 172.00                 166.00
'1996'                                          53.00                 171.00                 230.00                 258.00
'1997'                                         110.00                 229.00                 337.00                 360.00
'1998'                                         273.00                 294.00                 590.00                 652.00

                                GENERAL MATTERS

POLICY ON CONFIDENTIAL VOTING

     It is the Company's policy that all stockholder proxies, ballots, and voting materials that identify the vote of a specific stockholder shall, if requested by that stockholder on such proxy, ballot, or materials, be kept permanently confidential and shall not be disclosed to the Company, its affiliates, directors, officers, and employees or to any third parties, except as may be required by law, to pursue or defend legal proceedings, or to carry out the purpose of, or as permitted by, the policy. Under the policy, vote tabulators and inspectors of election are to be independent parties who are unaffiliated with and are not employees of the Company. The policy provides that it may, under certain circumstances, be suspended in the event of a proxy solicitation in opposition to a solicitation of management. The Company may at any time be informed whether or not a particular stockholder has voted. Comments written on proxies or ballots, together with the name and address of the commenting stockholder, will also be made available to the Company.

STOCKHOLDER PROPOSALS

     The deadline for submitting stockholder proposals to the Company for inclusion in the proxy materials for the 2000 Annual Meeting of Stockholders is November 17, 1999.

     Any stockholder who intends to present a proposal at the 2000 Annual Meeting and has not sought to include the proposal in the Company's proxy materials must give the Company notice of the proposal no later than January 30, 2000.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

     This Proxy Statement and the 1998 Annual Report are available on the Company's Internet site at www.unisys.com/investor/proxy99 and www.unisys.com/annual/annual98. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail and thus can save the Company the cost of producing and mailing these documents. If you are a stockholder of record, you can choose this option by completing and submitting the consent form that you will receive for next year's proxy materials. If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

OTHER MATTERS

     At the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the persons appointed as proxies will vote thereon in their discretion.

     The Company will bear the cost of soliciting proxies. Such cost will include charges by brokers and other custodians, nominees, and fiduciaries for forwarding proxies and proxy material to the beneficial owners of Unisys Common Stock. Solicitation may also be made personally, or by telephone or telegraph, by the Company's directors, officers, and employees without additional compensation. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $9,500, plus expenses.

                                          By Order of the Board of Directors,

                                          /s/ Harold S. Barron
                                          Harold S. Barron
                                          Senior Vice President,
                                          General Counsel and Secretary
Dated: March 16, 1999

                               UNISYS CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                       FOR      WITHHELD         FOR all
                                       all      from all      except as noted

1.   Election of Directors             / /        / /               / /
     Nominees:
     01   J.P. Bolduc
     02   James J. Duderstadt
     03   Kenneth A. Macke


_________________________________________________
     (except nominee(s) written above)


                                                        FOR    AGAINST   ABSTAIN

2. Ratification of Selection of Independent Auditors    / /      / /       / /

                  Mark Here to Have                     / /
                  Your Vote Remain
                  Confidential




         Date:___________________________________, 1999


________________________________________________________
                     (Signature)


________________________________________________________
                     (Signature)


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND THE TRUSTEE FOR THE SAVINGS PLAN WILL VOTE AS DESCRIBED ON PAGE 2 OF THE PROXY STATEMENT.

NOTE: Please sign exactly as name appears hereon. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee, guardian, corporate officer, etc., please give your full title.



              IF YOU WANT TO VOTE BY TELEPHONE OR VIA THE INTERNET,
                       PLEASE READ THE INSTRUCTIONS BELOW.
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CONTROL NUMBER                                                       UNISYS


                          VOTE BY TELEPHONE OR INTERNET

Unisys Corporation encourages you to take advantage of the new and convenient ways to vote your shares on proposals covered in this year's Proxy Statement. You may vote by mail or choose one of the two voting methods outlined below to vote your proxy. This year, voting has been made easier than ever.


VOTE BY TELEPHONE  There is NO CHARGE for this call. On a touch-tone telephone, call TOLL FREE 888-514-5365 to vote your proxy - 24 hours a day, 7 days a week. You will need to have the above proxy card in hand when you call. Please enter the Control Number located in the box in the upper left corner of this voting form.

                   1. To vote as the Board of Directors recommends on both proposals, press 1. Your vote will be confirmed and cast as you directed, then the call will end. If you wish to cast a separate vote on each proposal, press 0.

                   2. If you select 0 to vote on each proposal separately, you will hear these instructions:

                       PROPOSAL 1 - To vote FOR all nominees, press 1; to WITHHOLD from all nominees, press 9; to WITHHOLD from AN INDIVIDUAL nominee, press 0 and enter the two-digit number that appears on the above proxy card next to the name of the nominee you DO NOT wish to vote for. Once you have completed voting for the Directors, press 0.

                       PROPOSAL 2 - To vote FOR, press 1; to vote AGAINST, press 9; to ABSTAIN, press 0. Your vote selection will be repeated and you will have an opportunity to confirm it.


VOTE BY INTERNET   Vote on the Internet 24 hours a day, 7 days a week. Here is the address:

                   www.harrisbank.com/wproxy.

                   Have this voting form in hand when you access the website. Then follow the instructions that are provided.


   IF YOU VOTE BY TELEPHONE OR THE INTERNET, DO NOT MAIL BACK THIS VOTING FORM.

                               UNISYS CORPORATION
               PROXY FOR ANNUAL MEETING TO BE HELD APRIL 29, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  THE UNDERSIGNED HEREBY APPOINTS MELVIN R. GOODES, KENNETH A. MACKE AND LAWRENCE A. WEINBACH, AND EACH OF THEM, PROXIES, WITH POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF COMMON STOCK WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS OF UNISYS CORPORATION, AND AT ANY ADJOURNMENT THEREOF, AS DIRECTED ON THE REVERSE SIDE HEREOF WITH RESPECT TO THE ITEMS SET FORTH IN THE ACCOMPANYING PROXY STATEMENT AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS (FOR SHARES CREDITED TO THE ACCOUNT OF THE UNDERSIGNED, IF ANY) TO THE TRUSTEE FOR THE UNISYS SAVINGS PLAN (THE "SAVINGS PLAN") AS MORE FULLY DESCRIBED ON PAGE 2 OF THE PROXY STATEMENT.

       IF YOU ARE VOTING BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS
             PROXY/VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



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